Exhibit 99.1

2005 Annual Meeting of Stockholders

PROVIDENT FINANCIAL SERVICES, INC.

April 27, 2005

PROVIDENT FINANCIAL SERVICES, INC.

Financial Highlights 1st Quarter 2005

Forward Looking Statement

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Provident Financial Services, Inc. (the “Company”) operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Financial Highlights

(Dollars in thousands)

INCOME STATEMENT: 3/31/05 3/31/04

Net income $15,022 $10,294

Diluted earnings per share $0.22 $0.19

Return on equity 5.34% 5.06%

Return on assets 0.95% 0.98%

Net interest margin 3.38% 3.50%

Efficiency ratio 58.83% 63.40%

Financial Highlights

(Dollars in thousands)

BALANCE SHEET: 3/31/05 12/31/04

Total assets $6,359,476 $6,433,322

Total loans $3,678,695 $3,707,211

Total deposits $4,051,903 $4,050,473

Total investments $1,782,374 $1,900,256

Total borrowings $1,136,435 $1,193,177

Financial Highlights

ASSET QUALITY: 3/31/05 3/31/04

Non-performing loans to total loans 0.15% 0.19%

Non-performing assets to total assets 0.09% 0.10%

Allowance for loan losses to total loans 0.92% 0.91%

PROVIDENT FINANCIAL SERVICES, INC.

Focused on Performance Positioned for Success

Positioned for Success

A strong franchise in great markets

Continuing evolution of business model from traditional thrift to full-service community bank

Ongoing emphasis on core deposit generation to build customer relationships and manage interest rate risk

Consistent building of commercial lending expertise

Rational branch expansion strategy

Strengths of Our Franchise Market Presence

Acquisition of First Sentinel Bancorp, Inc. completed July 14, 2004 Combination created

New Jersey’s 8th largest bank in deposit market share*

3rd largest headquartered in New Jersey*

Significantly enhanced presence in market with superior demographics

*Source: FDIC—SOD as of 6/30/04 excludes brokerage/institutional deposits

Sussex

Warren

Morris

Rockland

Union

New Jersey

New York

Pennsylvania

Burlington

Ocean

Copyright (c) 2005 SNL Financial LC. All rights reserved

18.7ml

78 Branches in 10 Counties

Corporate Headquarters Jersey City, NJ

Loan Center Woodbridge, NJ

Strengths of Our Franchise Reputation

166 years as an independent financial services company

Brand recognition in the nation’s most densely populated state allows us to compete with larger banks and to compete with new entrants in our market

Established tradition of community involvement and corporate citizenship

Strengths of Our Franchise Commercial Lending Capabilities

Continued building of lending team and talent

Dedicated to building total relationships with commercial customers

Steadily increasing ratio of commercial loan assets to total earning assets

State-wide reputation as a commercial real estate and C & I lender

Constant maintenance of credit standards and asset quality

Strengths of Our Franchise Retail Client Services

Range and depth of deposit and loan product offerings for retail customers

Effective delivery with constant focus on customer service and satisfaction

Ongoing investment in the tools, training and talent to define and fulfill individual customer needs

Continuous development of delivery channels for customer convenience

Branch services

Contact Center

ATMs

Internet

Focused on Performance

Maintaining a Strong Balance Sheet

Commitment to asset quality maintenance

Active balance sheet management and rational pricing to maintain net interest margin

Commitment to improvement of operating efficiency

Commitment to increase deposit market share

Focused on Performance Capital Deployment

Continue to look at acquisition opportunities

Rational expansion within existing footprint

Must add long-term stockholder value

Stock Repurchase

Completed first program 4th Quarter 2004; approximately 4.0 million shares repurchased

Board approved second program January 2005; approximately 3.7 million shares authorized; approximately 2.2 million shares left for repurchase as of March 31, 2005

Focused on Performance Capital Deployment (cont’d)

Cash Dividends

$0.04 per common share dividend declared after first quarter of operation as a public company

25% increase to $0.05 per share declared July 2003

20% increase to $0.06 per share declared January 2004

16.7% increase to $0.07 per share declared January 2005

14.3% increase to $0.08 per share declared April 2005

OUR MISSION

Our mission is to consistently provide superior value to our stockholders by achieving strong financial performance to our customers by delivering high quality financial solutions that help improve and enrich their lives to our employees by maintaining a challenging and rewarding work environment to our communities by committing our personal energies and financial resources and by exemplifying outstanding leadership.

We will achieve this while holding ourselves to the highest standards of personal and professional integrity.

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